EXHIBIT 10.8

                         PROMISSORY NOTE TO CHOICE INC.
                             DATED OCTOBER 21, 2005



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                           PROMISSORY NOTE



$8,000.00                                                 Date: October 21, 2005

For value received, the undersigned TOWER TECH SYSTEMS INC. ("the Promisor") promises to pay to the order of CHOICE INC. ("the Payee") at 980 MARITIME DRIVE #6, MANITOWOC, WI, the sum of $8,000.00 with interest from October 21, 2005, on the unpaid principal at the rate of 5% per annum.

Interest and principal shall be due and payable upon demand.

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the due date with no prepayment penalty.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor, all rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of WI.

Signed this     21ST       day of    OCTOBER     2005, at Manitowoc, WI
            --------------        ---------------


Promisor:
Tower Tech Systems Inc.


By: /s/ CHRISTOPHER C. ALLIE
   --------------------------------------
     Christopher C. Allie